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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): January 27, 1994



                             JONES INTERCABLE, INC.
             (Exact name of registrant as specified in its charter)



        Colorado                    1-9953                      84-0613514
        --------                    ------                      ----------
(State of Organization)      (Commission File No.)            (IRS Employer
                                                            Identification No.)


                 P.O. Box 3309, Englewood, Colorado 80155-3309
              (Address of principal executive office and Zip Code)


      Registrant's telephone number, including area code (303) 792-3111
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Item 5.     Other Events.

        On January 27, 1994, J. B. Acquisition Company, a Colorado general partnership consisting of Jones Intercable, Inc. (the "Registrant"), PaineWebber Cable Capital, Inc. and Sandler Capital Management and several of its affiliates, purchased from PacTel Cable all of the shares of four United Kingdom companies engaged in the cable television/telephony business.

        The companies are Peterborough Cablevision Limited, Norwich Cablevision Holding Company Limited, Broadband Cablevision Holding Company Limited and Fenland Cablevision Holding Company Limited. The combined properties represent approximately 225,000 franchise licensed homes in the United Kingdom.

        Cable operations for the new properties will be managed from the Jones Cable Group, Ltd. office in Watford, Hertfordshire. Jones Cable Group, Ltd. is an affiliate of the Registrant.

        Jones Financial Group, Ltd., an affiliate of the Registrant, will receive a fee in connection with the transaction for its services in arranging and negotiating the terms of the agreement.





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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             JONES INTERCABLE, INC.



Dated:  February 18, 1994                    By   /s/ ELIZABETH M. STEELE
                                                  -----------------------------
                                                  Elizabeth M. Steele
                                                  Vice President
(9141)





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